Exhibit 99.1

FLUIDIGM AND LIFE TECHNOLOGIES CROSS-LICENSE

A BROAD SET OF INTELLECTUAL PROPERTIES

SOUTH SAN FRANCISCO, Calif., July 6, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced that it has entered into a set of cross-licensing and sub-licensing agreements on a range of intellectual properties with Life Technologies (NASDAQ:LIFE).

Under the terms of the agreements, Fluidigm will gain broad access to patent families covering PCR related technologies of Life Technologies. In addition, Life Technologies will gain broad access to a number of Fluidigm patent families related to imaging readers and other technologies.

Recent legal actions that had been filed by both parties have been withdrawn.

“This is a very positive outcome for both companies. It provides each company with the freedom to compete in the marketplace instead of the courtroom,” said Gajus Worthington, Fluidigm President and Chief Executive Officer. “We are pleased to have broad access to the PCR patent portfolio of Life Technologies. This ensures that our customers have access to a broad array of assays on our advanced systems, such as our BioMark™ HD. We are also pleased to have the first recognition of the value of our non-core IP (intellectual property), which builds significant value for others outside of our core platform.”

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including nine different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

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Fluidigm, the Fluidigm logo, BioMark, are trademarks or registered trademarks of Fluidigm Corporation

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to future developments in the design of genomic analysis readers, the potential commercial value of Fluidigm’s existing and future technologies and intellectual property rights, and the potential outcome of pending litigation against Life Technologies. Forward-looking statements are subject to numerous risks and uncertainties that could cause Fluidigm’s actual results to differ materially from Fluidigm’s currently anticipated results. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of Fluidigm’s products and technologies, including Fluidigm’s genomic analysis readers, other instrumentation, and its integrated fluidic circuits; risks common to intellectual property litigation, including increased legal expenses, management distraction from Fluidigm’s core business, and the potential for an adverse outcome, settlement, or judgment; and the risks of counterclaims against us, including potential actions by Life Technologies claiming infringement by Fluidigm of Life’s technologies and intellectual property rights. Any of these risks, as well as other risks and uncertainties relating to Fluidigm’s business in general and intellectual property litigation in particular, could have a material adverse effect on Fluidigm’s business, operating results, and/or financial condition. For more information about the risks and uncertainties affecting Fluidigm, investors are cautioned to review the detailed risk factor disclosure contained in Fluidigm’s filings with the Securities and Exchange Commission, including Fluidigm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward- looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

CONTACT:	Howard High
Fluidigm Corporation
650.266.6081 (office)
510.786.7378 (mobile)
howard.high@fluidigm.com